Independent auditors' consent

The board and shareholders
AXP New Dimensions Fund, Inc.:
    AXP Growth Dimensions Fund
    AXP New Dimensions Fund

The board of trustees and unitholders Growth Trust:
    Growth Trends Portfolio


We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                                                /s/ KPMG LLP
                                                                    KPMG LLP



Minneapolis, Minnesota
September 26, 2000